AGREEMENT

This Agreement is made by and between MCKENZIE BAY RESOURCES, LTD., a corporation duly incorporated under the Business Corporations Act (Ontario) having its registered office at 143 Windsor Avenue, London, Ontario, CANADA N6C 2A1, (hereafter referred to as "MCKENZIE BAY"), and SOQUEM, INC., a corporation continued under Part 1A of the Companies Act (Quebec) having its registered office at 2500-2600 boulevard Laurier, Fifth Floor, Sainte-Foy, Quebec, CANADA G1V 4M6 (hereafter referred to as "SOQUEM").

WHEREAS, the parties have previously entered into a letter agreement dated January 17, 1997 as amended August 28, 1997 and an Option and Joint Venture Agreement dated August 31, 1998 as amended on June 21, 2001 and June 18, 2002 (the "Agreements"), and

WHEREAS, the parties wish to terminate all Agreements between themselves;

NOW, THEREFORE, the parties hereby agree as follows:

1. For and in consideration of the delivery to SOQUEM within 30 days of the date of this agreement of a certificate or certificates evidencing 250,000 shares of the common stock of MCKENZIE BAY INTERNATIONAL, LTD., a Delaware corporation, properly titled in the name of SOQUEM, INC., SOQUEM agrees to and does by these presents release and relinquish any right, claim of interest, mining claim, claim of any option or any other interest whatsoever which it may have or assert with respect to an area located in the Rinfret and Lemoine Townships near Chibougamau, Quebec, Canada, commonly referred to as the "Lac Dore" property.

2. Each party with the intention of binding itself and its successors and assigns and in consideration of the mutual promises herein contained does hereby remise, release and discharge the other party, its officers, agents, employees, successors and assigns of and from all liabilities, obligations, claims and demands whatsoever under or arising from the above-mentioned Agreements. It is the intention of the parties that the Agreements shall herewith cease and terminate and be of no further force or effect.

3. SOQUEM understands that the Shares being issued have not been registered under the U.S. Securities Act and the U.S. Exchange Act or any United States State Securities Laws by reason of their issuance by MCKENZIE BAY INTERNATIONAL, LTD. in a transaction exempt from the registration requirements thereof. The Shares are "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act, are restricted from trading for 12 months from the date of issuance of the certificate, and may not be sold unless such disposition is registered under the U.S. Securities Act and applicable United States State Securities Laws or is exempt from registration thereunder. The purchasers also understand that none of the Shares are listed on an exchange, no trading or other market exists for those Shares except for quotations of the Shares on the Pink Sheets Section of the National Quotation Service, and the Shares may never be listed on an exchange and no trading or other market may ever exist for the Shares. All certificates issued pursuant to this agreement will bear a legend to the following effect:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT AND REQUIRES WRITTEN RELEASE FROM EITHER ISSUING COMPANY OR THEIR ATTORNEY PRIOR TO LEGEND REMOVAL."

4. The parties shall use all reasonable efforts to insure that public announcements or reports (including press releases) by either party of any information relating to this Agreement shall be made on the basis of agreed texts approved in good faith in advance of issuance by the other party.

IN WITNESS WHEREOF, the parties have executed this agreement as of April 17, 2003.

                                                MCKENZIE BAY RESOURCES, LTD.



                                    By:             /s/ Gregory N. Bakeman
                                                        Gregory N. Bakeman

                                                Its:    Vice President

                                                SOQUEM, INC.


                                    By:             /s/ Yves Harvey
                                                        Yves Harvey, Eng. Ph.D.

                                   Its:    President and Chief Executive Officer

MCKENZIE BAY INTERNATIONAL, LTD. does, by these presents, agree to issue 250,000 shares of its common stock in accordance with Paragraph 1, above.


                                                MCKENZIE BAY INTERNATIONAL



                                    By:     _______/s/ Gary L. Westerholm
                                                       Gary L. Westerholm

                                                Its:    President